Exhibit 99.1

Contact:	Michael Kirshbaum	The Advisory Board Company
	Chief Financial Officer	2445 M Street, N.W.
	c/o Cameron Moss	Washington, D.C. 20037
	202.266.7538	www.advisory.com
IR@Advisory.com

THE ADVISORY BOARD COMPANY REPORTS RESULTS FOR

QUARTER ENDED JUNE 30, 2015

Company Reports Revenue Growth of 30%, Contract Value Growth of 35%, and Announces Two New Programs

WASHINGTON, D.C. — (August 4, 2015) — The Advisory Board Company (NASDAQ: ABCO), a global technology, research, and services company providing the leading cloud-based comprehensive performance platform for the health care and higher education industries, today announced financial results for the quarter ended June 30, 2015.

Highlights from the second quarter of 2015 include (All comparisons, unless otherwise noted, are to the quarter ended June 30, 2014):

•	Revenue of $184.7 million, an increase of 30%

•	Adjusted revenue of $191.3 million, an increase of 35%

•	Contract value of $741.7 million, an increase of 35%

•	Adjusted EBITDA of $47.0 million, an increase of 96%

•	Non-GAAP earnings per diluted share of $0.40, an increase of 33%

Robert Musslewhite, Chairman and Chief Executive Officer of The Advisory Board Company, commented, ‘The company continues to experience strong growth and momentum, as highlighted by our 35% adjusted revenue growth rate and our 96% adjusted EBITDA growth rate for the quarter. Our proven formula of renewable, scalable programs continues to yield solid revenue growth, robust earnings growth, and compelling margin expansion. As always, our focus on member impact drives our success, and we continue to deliver strong returns to each of our members and to the broader health care and higher education industries. Our 5,200 members regularly affirm that, and the 93% member renewal rate we earned this year, the highest in our history, is a testament to the positive impact our work has on their most pressing issues.”

Mr. Musslewhite continued, “Growth is a function of innovation, and, as always, we continue to innovate. I am pleased to announce two new product launches, Audience Rx in health care and Navigate in higher education. Audience Rx is a renewable, cloud-based technology offering that provides our health care members a cutting-edge solution to enable data-driven, targeted digital marketing that will equip them with the capabilities that large consumer brands use to engage and drive loyalty with their customers. The solution helps hospitals understand their data on patient interactions and better connect with their communities by unlocking insights about their relevant audience segments customized to health needs.”

Mr. Musslewhite concluded, “Navigate is also a renewable, cloud-based technology product that provides community colleges a student success solution targeted specifically to the challenges facing their unique student bodies. The average community college loses 50% of student applicants between the point of student application and the first day of class due to challenges with the college transition. Navigate initially acts as a personal compass for students during onboarding, helping them pick a program based on job data, creating an academic plan that maximizes their chance of graduating, and developing a personalized school schedule that helps balance school and life. The platform then stays with students throughout their time in college, acting as the term-over-term interface between the college and student and helping students succeed and graduate. Both new programs are off to a strong start, and we are excited about the impact they will have for our members.”

Second Quarter Financial Review

Revenue increased 30% to $184.7 million in the quarter ended June 30, 2015 up from to $141.8 million for the quarter ended June 30, 2014. Adjusted revenue, which adjusts for the effect on revenue of fair value adjustments to acquired deferred revenue, increased 35% to $191.3 million for the quarter ended June 30, 2015, up from $141.8 million for the quarter ended June 30, 2014. Contract value increased 35% to $741.7 million as of June 30, 2015, up from $548.4 million as of June 30, 2014.

Net income attributable to common stockholders was $8.7 million, or $0.20 per diluted share, for the quarter ended June 30, 2015, compared to net loss attributable to common stockholders of $3.2 million, or $0.09 per diluted share, for the quarter ended June 30, 2014. Adjusted net income increased 56% to $17.1 million for the quarter ended June 30, 2015, up from $11.0 million for the quarter ended June 30, 2014. Non-GAAP earnings per diluted share increased 33% to $0.40 for the quarter ended June 30, 2015 up from $0.30 for the quarter ended June 30, 2014.

Adjusted EBITDA increased 96% to $47.0 million for the quarter ended June 30, 2015, up from $24.0 million for the quarter ended June 30, 2014.

Adjusted revenue, adjusted net income, non-GAAP earnings per diluted share, and adjusted EBITDA are non-GAAP financial measures.

Year-to-Date Financial Review

Revenue increased 30% to $364.5 million for the six month period ended June 30, 2015, up from $279.8 million for the six month period ended June 30, 2014. Adjusted revenue increased 35% to $377.0 million for the six month period ended June 30, 2015, up from $279.8 million for the six month period ended June 30, 2014. Net loss attributable to common stockholders was $15.0 million, or $0.36 per diluted share, for the six month period ended June 30, 2015, compared to net income attributable to common stockholders of $5.1 million, or $0.14 per diluted share, for the six month period ended June 30, 2014. Adjusted EBITDA was $86.5 million for the six month period ended June 30, 2015, up from $50.0 million for the six month period ended June 30, 2014. Adjusted net income was $30.1 million for the 2015 six month period ended June 30, 2015, up from $23.7 million for the six month period ended June 30, 2014. Non-GAAP earnings per diluted share were $0.71 for the six month period ended June 30, 2015, up from $0.64 for the six month period ended June 30, 2014.

Outlook for Calendar Year 2015

The Company is updating its annual financial guidance. For calendar year 2015, the Company expects:

•	Adjusted revenue to be in a range of approximately $780 million to $790 million, revised from the previous range of approximately $780 million to $800 million

•	Adjusted EBITDA to be in a range of approximately $170 million to $175 million, revised from the previous range of approximately $170 million to $180 million

•	Non-GAAP earnings per diluted share to be in a range of approximately $1.30 to $1.37, revised from the previous range of approximately $1.30 to $1.43

•	Adjusted effective tax rate (a non-GAAP financial measure) to be in a range of approximately 45% to 47%

The Company is also providing financial guidance for the quarter ending September 30, 2015. For the quarter ending September 30, 2015, the Company expects:

•	Adjusted revenue to be in a range of approximately $187 million to $191 million

•	Adjusted EBITDA to be in a range of approximately $27 million to $29 million

•	Non-GAAP earnings per diluted share to be in a range of approximately $0.12 to $0.15

Conference Call Information

As previously announced, the Company will hold a conference call to discuss its second quarter performance this evening, August 4, 2015, at 5:30 p.m. Eastern Time. The conference call will be available via live webcast on the Company’s website at www.advisory.com/IR. To participate by telephone, the dial-in number is 888.336.7150. Participants are advised to dial in at least five minutes prior to the call to register. The webcast will be archived for seven days from 8:00 p.m. Eastern Time on Tuesday, August 4, 2015, until 11:00 p.m. Eastern Time on Tuesday, August 11, 2015. The Company invites all interested parties to attend the conference call, including the lenders under the Company’s senior secured credit facilities.

A supplemental presentation of information complementary to the information presented in this release and that will be discussed on the conference call will be made available on the Company’s website at www.advisory.com/IR prior to the conference call and will be archived for the same duration as the webcast.

About the Advisory Board Company

The Advisory Board Company is the leading provider of insight-driven technology, research, and services for organizations in transforming industries. Through its innovative membership model, the Company collaborates with more than 230,000 leaders at 5,200 member organizations to elevate performance and solve their most pressing problems. The Company provides strategic guidance, actionable insights, cloud-based software solutions, and comprehensive implementation and management services. For more information, visit www.advisory.com.

Non-GAAP Financial Measures

This news release presents information about the Company’s adjusted revenue, adjusted net income, non-GAAP earnings per diluted share, adjusted EBITDA, adjusted effective tax rate, and adjusted weighted average common shares outstanding-diluted, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of each of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided in the accompanying tables found at the end of this release for each of the fiscal periods indicated.

Caution Regarding Forward-Looking Statements

Statements in this news release that relate to future results and events are forward-looking statements and are based on the Company’s expectations as of the date of this news release. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “estimate,” “expect,” “guidance,” “intend,” “may,” “outlook,” “plan,” “potential,” “should,” “will,” “would,” or similar words or expressions. Forward-looking statements in this news release include the Company’s expectations regarding its performance and results for fiscal 2015 with respect to adjusted revenue, adjusted EBITDA, non-GAAP earnings per diluted share, and adjusted effective tax rate.

Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties, and other factors, including those relating to: factors that adversely affect the financial condition of the health care and higher education industries; federal and state law and regulations governing the health care and higher education industries and our members’ and our respective compliance with those applicable laws and regulations; the Company’s ability to sustain high renewal rates on its memberships; maintenance of the Company’s reputation and expansion of its name recognition; the Company’s ability to offer new and valuable products and services; effects of competition; the Company’s ability to maintain a highly-skilled workforce; unsuccessful design or implementation of software or delivery of consulting and management services; delays in generating revenue; effects of federal and state privacy and security laws and cyber attacks and other data security breaches; compliance with federal regulations governing electronic transactions; service disruptions and operational or security failures; ability to collect and maintain member and third party data and to obtain proper permissions and waivers for use and disclosure of information received from members or on their behalf; liability for failure to provide accurate information or for deficient submissions to third-party payors; compliance with federal and state laws governing healthcare fraud and abuse or reimbursement; maintenance of third-party providers and strategic alliances and entry into new alliances; licensing and integration of third-party technologies and data; protection of the Company’s intellectual property; claims of infringement, misappropriation, or violation of proprietary rights of third parties; limitations associated with use of open source technology; changes to estimates and assumptions used to prepare the Company’s consolidated financial statements; any significant increase in bad debt in excess of recorded estimates; failure to realize the anticipated benefits of the Royall acquisition; diversion of management’s attention from operations by activities focused on the integration of Royall’s business; business and financial risk associated with the pursuit of acquisition opportunities; delays in the delivery by Evolent Health to the Company of its financial statements; any significant impairment of the Company’s goodwill; the Company’s ability to realize a return on its strategic investments; the level of the Company’s debt service obligations and restrictions on its operations under debt covenants; potential imposition of sales and use taxes on sales of the Company’s services; the Company’s ability to realize fully its deferred tax assets; inherent limitations in, and the potential impact of any failure to maintain, effective internal control over financial reporting; effects of issuance of additional capital stock; and provisions in the Company’s charter and bylaws that could discourage takeover attempts.

This list of risks, uncertainties, and other factors is not complete. The Company discusses some of these matters more fully, as well as certain risk factors that could affect the Company’s business, financial condition, results of operations, and prospects, in its filings with the Securities and Exchange Commission, including the Company’s annual report on form 10-KT for the transition period ended December 31, 2014 and its quarterly reports on Form 10-Q and current reports on Form 8-K. These filings are available for review through the Securities and Exchange Commission’s website at www.sec.gov. Any or all forward-looking statements the Company makes may turn out to be wrong, and can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties, and other factors, including those identified in this news release. Accordingly, you should not place undue reliance on the forward-looking statements made in this news release, which speak only as of its date. The Company does not undertake to update any of its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

###

THE ADVISORY BOARD COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

AND OTHER OPERATING STATISTICS

(In thousands, except per share data)

	Three Months Ended		Selected	Six Months Ended		Selected
	June 30,		Growth	June 30,		Growth
	2015	2014	Rates	2015	2014	Rates
Statements of Income
Revenue (1)	$184,661	$141,820	30.2%	$364,456	$279,821	30.2%

Cost of services, excluding depreciation and amortization (2) (3)	92,221	74,218		187,528	141,413
Member relations and marketing (2)	29,375	26,576		60,101	52,988
General and administrative (2) (4) (5)	30,853	22,712		62,527	41,455
Depreciation and amortization (6)	19,499	9,078		36,573	17,546

Operating income	12,713	9,236		17,727	26,419
Other (expense) income
Interest expense	(5,154)	—		(10,766)	—
Other (expense) income, net	(128)	710		(1,247)	1,442
Loss on financing activities	—	—		(17,398)	—

Total other (expense) income, net	(5,282)	710		(29,411)	1,442

Income (loss) before provision for income taxes and equity in income / (loss) of unconsolidated entities	7,431	9,946		(11,684)	27,861
Provision for income taxes	(2,716)	(3,933)		(4,910)	(10,830)
Equity in income / (loss) of unconsolidated entities	4,000	(2,150)		1,621	(4,881)

Net income (loss) before allocation to noncontrolling interest	8,715	3,863		(14,973)	12,150
Net loss and accretion to redemption value of noncontrolling interest	—	(7,040)		—	(7,040)

Net income (loss) attributable to common stockholders	$8,715	$(3,177)		$(14,973)	$5,110

Net (loss) income attributable to common stockholders per share
Basic	$0.21	$(0.09)		$(0.36)	$0.14
Diluted	$0.20	$(0.09)		$(0.36)	$0.14
Weighted average common shares outstanding
Basic	42,440	36,413		41,686	36,310
Diluted	42,914	36,413		41,686	37,125
Contract Value (at end of period)	$741,673	$548,379	35.2%
Percentages of Revenue
Cost of services, excluding depreciation and amortization (2) (3)	49.9%	52.3%		51.5%	50.5%
Member relations and marketing (2)	15.9%	18.7%		16.5%	18.9%
General and administrative (2) (4) (5)	16.7%	16.0%		17.2%	14.8%
Depreciation and amortization (6)	10.6%	6.4%		10.0%	6.3%
Operating income	6.9%	6.5%		4.9%	9.4%
Net income attributable to common stockholders	4.7%	-2.2%		-4.1%	1.8%

(1) Amounts include effect on revenue of fair value adjustments to acquisition-related deferred revenue, as follows:
Revenue	(6,617)	—		(12,499)	—
(2) Amounts include stock-based compensation, as follows:
Cost of services	2,566	2,089		4,458	3,471
Member relations and marketing	1,455	1,081		2,601	1,924
General and administrative	4,610	2,371		7,977	4,569
(3) Amounts include fair value adjustments of acquisition-related earn-out liabilities, as follows:
Cost of services	(1,427)	(100)		(1,083)	(4,200)
(4) Amounts include acquisition and transaction related costs, as follows:
General and administrative	961	268		6,610	268
(5) Amounts include reversal of vacation accrual charge related to change in fiscal year as follows:
General and administrative	—	—		(850)	—
(6) Amounts include amortization of acquisition-related intangibles, as follows:
Depreciation and amortization	8,031	2,401		15,580	4,728

THE ADVISORY BOARD COMPANY

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2015	2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$49,550	$72,936
Marketable securities, current	—	14,714
Membership fees receivable, net	603,173	539,061
Prepaid expenses and other current assets	34,033	23,254
Deferred income taxes, current	16,035	14,695

Total current assets	702,791	664,660
Property and equipment, net	178,690	135,107
Intangible assets, net	290,744	38,973
Deferred incentive compensation and other charges	86,351	86,045
Goodwill	840,809	186,895
Investments in unconsolidated entities	5,680	9,316
Other non-current assets	5,698	5,370

Total assets	$2,110,763	$1,126,366

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenue, current	$563,349	$501,785
Accounts payable and accrued liabilities	71,191	80,284
Accrued incentive compensation	20,042	32,073
Debt, current	27,880	—

Total current liabilities	682,462	614,142
Deferred revenue, net of current portion	168,854	167,014
Deferred income taxes, net of current portion	121,899	9,855
Debt, net of current portion	536,395	—
Other long-term liabilities	10,136	15,304

Total liabilities	1,519,746	806,315

Stockholders’ equity:
Common stock	425	361
Additional paid-in capital	727,289	442,528
Accumulated deficit	(137,893)	(122,920)
Accumulated other comprehensive income	1,196	82

Total stockholders’ equity	591,017	320,051

Total liabilities and stockholders’ equity	$2,110,763	$1,126,366

THE ADVISORY BOARD COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net (loss) income before allocation to noncontrolling interest	$(14,973)	$12,150
Adjustments to reconcile net (loss) income before allocation to noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	36,573	17,546
Loss on financing activities	17,398	—
Amortization of debt issuance costs	703	—
Deferred income taxes	11,356	9,806
Excess tax benefits from stock-based awards	(2,483)	(7,900)
Stock-based compensation expense	15,036	9,964
Amortization of marketable securities premiums	—	1,235
(Gain) loss on investment in common stock warrants	(70)	180
Equity in (income) loss of unconsolidated entities	(1,621)	4,881
Changes in operating assets and liabilities (net of the effect of acquisition):
Membership fees receivable	(34,872)	(10,953)
Prepaid expenses and other current assets	(178)	(5,336)
Deferred incentive compensation and other charges	870	3,801
Other non-current assets	(258)	—
Deferred revenue	45,104	(7,406)
Accounts payable and accrued liabilities	(10,949)	1,069
Acquisition-related earn-out payments	(1,948)	(2,798)
Accrued incentive compensation	(12,031)	(13,700)
Other long-term liabilities	(5,168)	(7,207)

Net cash flows provided by operating activities	42,489	5,332

Cash flows from investing activities:
Purchases of property and equipment	(23,783)	(20,331)
Capitalized external use software development costs	(2,181)	(2,689)
Cash paid for acquisitions, net of cash acquired	(744,193)	(25,830)
Cash paid for investment in unconsolidated entity	(3,006)	—
Redemptions of marketable securities	14,714	81,669
Purchases of marketable securities	—	(32,510)

Net cash flows (used in) provided by investing activities	(758,449)	309

Cash flows from financing activities:
Proceeds from debt, net	1,280,292	—
Pay down of debt	(732,189)	—
Debt issuance costs	(2,568)	—
Proceeds from issuance of common stock, net of selling costs	148,786	—
Proceeds from issuance of common stock from exercise of stock options	3,014	5,810
Withholding of shares to satisfy minimum employee tax withholding	(6,007)	(7,735)
Proceeds from issuance of stock under employee stock purchase plan	263	296
Contributions from noncontrolling interest	—	200
Acquisition-related earn-out payments	(1,500)	—
Excess tax benefits from stock-based awards	2,483	7,900
Purchases of treasury stock	—	(23,772)

Net cash flows provided by (used in) financing activities	692,574	(17,301)

Net decrease in cash and cash equivalents	(23,386)	(11,660)
Cash and cash equivalents, beginning of period	72,936	52,717

Cash and cash equivalents, end of period	$49,550	$41,057

Reconciliation of Non-GAAP Financial Measures

This news release presents information about the Company’s adjusted revenue, adjusted EBITDA, adjusted net income, non-GAAP earnings per diluted share, adjusted effective tax rate, and adjusted weighted average common shares outstanding-diluted, which are non-GAAP financial measures provided as a complement to the results provided in accordance with GAAP.

A reconciliation of each of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided below for each of the fiscal periods indicated. It is not practicable to provide a reconciliation of forecasted adjusted revenue, adjusted EBITDA, adjusted net income, non-GAAP earnings per diluted share, or adjusted effective tax rate to the most directly comparable GAAP financial measures because certain items required for the forecast of such GAAP financial measures, including fair value adjustments to acquisition-related earn-out liabilities, equity in income (loss) of unconsolidated entity, and gains and losses on investment in common stock warrants, cannot reasonably be estimated or predicted at this time.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue	$184,661	$141,820	$364,456	$279,821
Effect on revenue of fair value adjustments to acquisition-related deferred revenue	6,617	—	12,499	—

Adjusted revenue	$191,278	$141,820	$376,955	$279,821

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income (loss) attributable to common stockholders	$8,715	$(3,177)	$(14,973)	$5,110
Effect on revenue of fair value adjustments to acquisition-related deferred revenue	6,617	—	12,499	—
Equity in (income) loss of unconsolidated entities	(4,000)	2,150	(1,621)	4,881
Accretion of noncontrolling interest to redemption value	—	7,040	—	7,040
Provision for income taxes	2,716	3,933	4,910	10,830
Interest expense	5,154	—	10,766	—
Other expense (income), net	128	(710)	1,247	(1,442)
Loss on financing activities	—	—	17,398	—
Depreciation and amortization	19,499	9,078	36,573	17,546
Acquisition and similar transaction charges	961	268	6,610	268
Fair value adjustments to acquisition-related earn-out liabilities	(1,427)	(100)	(1,083)	(4,200)
Vacation accrual adjustment	—	—	(850)	—
Stock-based compensation expense	8,631	5,541	15,036	9,964

Adjusted EBITDA	$46,994	$24,023	$86,512	$49,997

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income (loss) attributable to common stockholders	$8,715	$(3,177)	$(14,973)	$5,110
Effect of adjusted tax rate on net (loss) income	(494)	—	10,130	—
Effect on revenue of fair value adjustments to acquisition-related deferred revenue, net of adjusted tax rate	3,759	—	7,047	—
Equity in (income) loss of unconsolidated entities	(4,000)	2,150	(1,621)	4,881
Accretion of noncontrolling interest to redemption value	—	7,040	—	7,040
Amortization of acquisition-related intangibles, net of adjusted tax rate	4,562	1,452	8,782	2,883
Loss on financing activities, net of adjusted tax rate	—	—	9,725	—
Acquisition and similar transaction charges, net of adjusted tax rate	546	162	3,704	162
Fair value adjustments to acquisition-related earn-out liabilities, net of adjusted tax rate	(811)	(61)	(619)	(2,583)
(Gain) loss on investment in common stock warrants, net of adjusted tax rate	(40)	108	(40)	108
Vacation accrual adjustment, net of adjusted tax rate	—	—	(475)	—
Stock-based compensation expense, net of adjusted tax rate	4,902	3,351	8,482	6,071

Adjusted net income	$17,139	$11,025	$30,142	$23,672

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income (loss) attributable to common shareholders per share—Diluted	$0.20	$(0.09)	$(0.36)	$0.14
Effect of adjusted tax rate on net (loss) income	(0.01)	—	0.24	—
Effect on revenue of fair value adjustments to acquisition-related deferred revenue, net of adjusted tax rate	0.09	—	0.17	—
Equity in (income) loss of unconsolidated entities	(0.09)	0.06	(0.04)	0.13
Accretion of noncontrolling interest to redemption value	—	0.19	—	0.19
Amortization of acquisition-related intangibles, net of adjusted tax rate	0.11	0.04	0.21	0.08
Loss on financing activities, net of adjusted tax rate	—	—	0.23	—
Acquisition and similar transaction charges, net of adjusted tax rate	0.01	0.01	0.09	—
Fair value adjustments to acquisition-related earn-out liabilities, net of adjusted tax rate	(0.02)	—	(0.02)	(0.07)
Gain (loss) on investment in common stock warrants, net of adjusted tax rate	—	—	—	—
Vacation accrual adjustment, net of adjusted tax rate	—	—	(0.01)	—
Stock-based compensation expense, net of adjusted tax rate	0.11	0.09	0.20	0.17

Non-GAAP earnings per diluted share	$0.40	$0.30	$0.71	$0.64

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Effective tax rate	36.5%	39.5%	(42.0%)	38.9%
Effect on tax rate of Washington, D.C. tax law change, including write-off of Washington, D.C. income tax credits	—	—	91.3%	—
Effect on tax rate of loss on financing activities	0.9%	—	(8.5%)	—
Effect on tax rate of unconsolidated equity method investment related FIN 48 liability	(3.5%)	—	—	—
Effect on tax rate of Royall acquisition costs and other acquisition-related tax items	9.3%	—	2.8%	—

Adjusted effective tax rate	43.2%	39.5%	43.6%	38.9%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Weighted average common shares outstanding – Diluted	42,914	36,413	41,686	37,125
Diluted shares outstanding (1)	—	628	555	—

Adjusted weighted average common shares outstanding – Diluted	42,914	37,041	42,241	37,125

(1)	For non-GAAP purposes the Company has net income, therefore has included diluted shares in its calculation of non-GAAP EPS.